Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information of Chesapeake Utilities Corporation (“Chesapeake Utilities”, or the “Company”) consists of a condensed combined balance sheet at September 30, 2023, and condensed combined statements of income for the nine months ended September 30, 2023 and the year ended December 31, 2022, all of which reflect the Company’s acquisition of Pivotal Utility Holdings, Inc., doing business as Florida City Gas (“FCG”), which was completed on November 30, 2023 (the “Acquisition”) pursuant to the previously disclosed Stock Purchase Agreement (the “Purchase Agreement”), dated as of September 26, 2023, by and among the Company and Florida Power & Light Company (“FPL”), a Florida Corporation. The unaudited pro forma condensed combined financial statements included herein have been derived from the following historical financial statements:

•	the audited financial statements of Chesapeake Utilities as of and for the year ended December 31, 2022;

•	the unaudited interim financial statements of Chesapeake Utilities as of and for the nine months ended September 30, 2023;

•	the audited financial statements of FCG as of and for the year ended December 31, 2022; and

•	the unaudited interim financial statements of FCG as of and for the nine months ended September 30, 2023.

The pro forma adjustments have been prepared as if the acquisition of FCG occurred on September 30, 2023 in the case of the unaudited pro forma condensed combined balance sheet and on January 1, 2022 in the case of the unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2023 and for the year ended December 31, 2022. The unaudited pro forma condensed combined financial statements should be read in conjunction with the related notes, which are included herein, the financial statements and notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed February 22, 2023, and Quarterly Report on Form 10-Q for the nine months ended September 30, 2023, as filed November 2, 2023 and the financial statements and notes of FCG referenced herein and included as Exhibits 99.1 and 99.2 in the Company’s Current Report on Form 8-K filed by the Company on November 9, 2023. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not necessarily reflect what the combined financial condition and results of operations would have reflected had the Acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of the operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma information and adjustments, including the preliminary allocation of purchase price, are based upon preliminary estimates of fair values of assets acquired and liabilities assumed, current available information and certain assumptions that we believe are reasonable in the circumstances, as described in the notes to the unaudited pro forma condensed combined financial statements. The actual adjustments to the Company’s consolidated financial statements as of the closing date of the Acquisition will depend on a number of factors, including, among others, additional information available and the final net assets of FCG as of the date of the Acquisition. As a result, the actual adjustments, which will be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, could differ from the pro forma adjustments, and the differences may be material.

CHESAPEAKE UTILITIES CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED

BALANCE SHEET AT SEPTEMBER 30, 2023

Assets	CPK	FCG	Transaction Adjustments			Pro Forma Combined
(in thousands)
Property, Plant and Equipment
Regulated energy	$1,916,585	$663,047	$(11,882)	4	[a]	$2,567,750
Unregulated energy	404,924	—				404,924
Other businesses and eliminations	28,802	—				28,802

Total property, plant and equipment	2,350,311	663,047	(11,882)			3,001,476
Less: Accumulated depreciation and amortization	(503,897)	(179,367)	2,410	4	[a]	(680,854)
Plus: Construction work in progress	61,843	18,183				80,026

Net property, plant and equipment	1,908,257	501,863	(9,472)			2,400,648

Current Assets
Cash and cash equivalents	1,793	24,306	(22,306)	4	[b]	3,793
Trade and other receivables	47,397	14,355	(187)	4	[c]	61,565
Less: Allowance for credit losses	(2,405)	(451)				(2,856)

Trade receivables, net	44,992	13,904	(187)			58,709
Accrued revenue	15,229	—				15,229
Propane inventory, at average cost	7,001	—				7,001
Other inventory, at average cost	17,593	1,324				18,917
Natural gas for sale	—	1,373				1,373
Regulatory assets	19,111	2,833				21,944
Storage gas prepayments	5,063	—				5,063
Income taxes receivable	5,340	—				5,340
Prepaid expenses	17,179	1,006				18,185
Derivative assets, at fair value	2,328	—				2,328
Other current assets	1,837	436				2,273

Total current assets	137,466	45,182	(22,493)			160,155

Deferred Charges and Other Assets
Goodwill	46,213	—	463,060	4	[d]	509,316
			43	4	[e]
Other intangible assets, net	16,518	—				16,518
Investments, at fair value	11,084	—				11,084
Derivative assets, at fair value	425	—				425
Operating lease right-of-use assets	12,842	43,828	(43,828)	4	[f]	12,842
Regulatory assets	91,678	3,636				95,314
Receivables and other deferred charges
Prepaid pension asset		4,869	(4,869)	4	[g]	—
Prepaid software service costs		9,551				9,551
Deferred software implementation costs		4,812				4,812
Miscellaneous deferred debits		4,427	(154)	4	[h]	4,273
Deferred rate case expenses		1,136				1,136
Other receivables and other deferred charges	16,263	15	(4,101)	4	[i]	12,177

Total deferred charges and other assets	195,023	72,274	410,151			677,448

Total Assets	$2,240,746	$619,319	$378,186			$3,238,251

Capitalization and Liabilities
Stockholders’ equity
Preferred stock, par value $0.01 per share (authorized 2,000,000 shares)	$—	$—	$—			$—
Common stock, par value $0.4867 per share (authorized 50,000,000 shares)	8,662	—	2,160	4	[j]	10,822
Additional paid-in capital	382,551	256,081	(13,083)	4	[k]	746,808
			377,340	4	[j]
			(256,081)	4	[l]
Retained earnings	476,601	38,187	(38,187)	4	[l]	468,754
			(10,556)	4	[m]
			2,709	4	[m]
Accumulated other comprehensive loss	(1,137)	—				(1,137)
Deferred compensation obligation	8,987	—				8,987
Treasury stock	(8,987)	—				(8,987)

Total stockholders’ equity	866,677	294,268	64,302			1,225,247
Long-term debt, net of current maturities	643,801	136,763	(2,857)	4	[n]	1,190,944
			(136,763)	4	[o]
			550,000	4	[j]

Total capitalization	1,510,478	431,031	474,682			2,416,191

Current Liabilities
Current portion of long-term debt	20,000	19,538	(19,538)	4	[o]	20,000
Short-term borrowing	118,570	—	16,339	4	[j]	134,909
Due to affiliates	—	3,317	(3,317)	4	[p]	—
Accounts payable	53,729	5,937				59,666
Customer deposits and refunds	40,228	5,149				45,377
Accrued interest	4,985	—				4,985
Dividends payable	10,500	—				10,500
Income taxes payable	—	5,285				5,285
Other accrued taxes	—	4,243				4,243
Accrued compensation	9,831	1,959				11,790
Regulatory liabilities	9,092	3,083				12,175
Derivative liabilities, at fair value	828	—				828
Construction accruals	—	2,274				2,274
Other accrued liabilities	20,647	3,684	(1,281)	4	[f]	23,050

Total current liabilities	288,410	54,469	(7,797)			335,082

Deferred Credits and Other Liabilities
Deferred income taxes	264,541	38,814	(43,443)	4	[q]	257,203
			(2,709)	4	[m]
Accrued removal costs	—	33,605				33,605
Regulatory liabilities	145,092	18,512				163,604
Environmental liabilities	2,562	—				2,562
Other pension and benefit costs	17,133	—				17,133
Derivative liabilities, at fair value	101	—				101
Lease liabilities	11,040	42,547	(42,547)	4	[f]	11,040
Other liabilities	1,389	341				1,730

Total deferred credits and other liabilities	441,858	133,819	(88,699)			486,978

Other commitments and contingencies

Total Capitalization and Liabilities	$2,240,746	$619,319	$378,186			$3,238,251

CHESAPEAKE UTILITIES CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023

	CPK	FCG	Transaction Adjustments			Pro Forma Combined
(in thousands, except shares and per share data)
Operating Revenues
Regulated Energy	$345,822	$98,078	$(862)	4	[r]	$442,063
			(975)	4	[s]
Unregulated Energy and Other	139,447	—				139,447

Total operating revenues	485,269	98,078	(1,837)			581,510

Operating Expenses
Natural gas and electricity costs	105,692	23,856				129,548
Propane and natural gas costs	55,786	—				55,786
Operations	128,147	28,604	(369)	4	[t]	156,382
Transaction-related expenses	3,899	—				3,899
Maintenance	15,487	—				15,487
Depreciation and amortization	52,096	6,020	(732)	4	[u]	56,409
			(975)	4	[s]
Other taxes	20,674	9,089				29,763

Total operating expenses	381,781	67,569	(2,076)			447,274

Operating Income	103,488	30,509	239			134,236
Other income, net	1,036	376				1,412
Interest charges, net	21,272	6,533	(862)	4	[r]	49,170
			(5,505)	4	[v]
			26,978	4	[w]
			754	4	[x]

Income Before Income Taxes	83,252	24,352	(21,126)			86,478
Income Taxes	21,368	5,791	(5,422)	4	[y]	21,737

Net Income	$61,884	$18,561	$(15,704)			$64,741

Weighted Average Common Shares Outstanding:
Basic	17,783,787		4,438,596	4	[z]	22,222,383
Diluted	17,847,288		4,438,596	4	[z]	22,285,884
Earnings Per Share of Common Stock:
Basic Earnings Per Share of Common Stock	$3.48					$2.91
Diluted Earnings Per Share of Common Stock	$3.47					$2.91

CHESAPEAKE UTILITIES CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2022

	CPK	FCG	Transaction Adjustments			Pro Forma Combined
(in thousands, except shares and per share data)
Operating Revenues
Regulated Energy	$429,424	$118,491	$(297)	4	[aa]	$547,075
			(543)	4	[ab]
Unregulated Energy	280,750	—				280,750
Other businesses and eliminations	(29,470)	—				(29,470)

Total operating revenues	680,704	118,491	(840)			798,355

Operating Expenses
Natural gas and electricity costs	127,172	33,414				160,586
Propane and natural gas costs	133,334	—				133,334
Operations	164,505	33,868	(1,015)	4	[ac]	197,358
Maintenance	18,176	—				18,176
Depreciation and amortization	68,973	17,959	(840)	4	[ad]	85,549
			(543)	4	[ab]
Other taxes	25,611	10,328				35,939

Total operating expenses	537,771	95,569	(2,398)			630,942

Operating Income	142,933	22,922	1,558			167,413
Other income, net	5,051	35				5,086
Interest charges, net	24,356	6,584	(297)	4	[aa]	61,445
			(6,176)	4	[ae]
			35,970	4	[af]
			1,008	4	[ag]

Income Before Income Taxes	123,628	16,373	(28,947)			111,054
Income Taxes	33,832	3,636	(7,922)	4	[ah]	29,546

Net Income	$89,796	$12,737	$(21,025)			$81,508

Weighted Average Common Shares Outstanding:
Basic	17,722,227		4,438,596	4	[ai]	22,160,823
Diluted	17,804,294		4,438,596	4	[ai]	22,242,890
Earnings Per Share of Common Stock:
Basic Earnings Per Share of Common Stock	$5.07					$3.68
Diluted Earnings Per Share of Common Stock	$5.04					$3.66

NOTE 1. BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements included herein have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and Article 11 of Regulation S-X, and have been derived from the following historical financial statements:

•	the audited financial statements of Chesapeake Utilities as of and for the year ended December 31, 2022;

•	the unaudited interim financial statements of Chesapeake Utilities as of and for the nine months ended September 30, 2023;

•	the audited financial statements of FCG as of and for the year ended December 31, 2022; and

•	the unaudited interim financial statements of FCG as of and for the nine months ended September 30, 2023.

On November 30, 2023, the Company completed the Acquisition of Pivotal Utility Holdings, Inc., doing business as FCG, pursuant to the previously disclosed Purchase Agreement, dated as of September 26, 2023, by and among the Company and FPL, a Florida Corporation, for $923.4 million in cash.

The Acquisition has been accounted for in the unaudited pro forma condensed combined financial statements as an acquisition of all of the outstanding common shares of FCG using the acquisition method of accounting for business combinations. The assets acquired and liabilities assumed have been measured at estimated fair value, which is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The Company has elected to apply the provision of section 338(h)(10) of the Internal Revenue Code (“IRC”), which recharacterizes the stock purchase as an asset purchase for federal tax purposes. The Company received a tax basis in the acquired assets equal to the purchase price, and will depreciate such basis over a 15-year period.

The accompanying unaudited pro forma condensed combined financial statements are not necessarily indicative of the results that would have been achieved if the transactions reflected herein had been completed on the dates indicated or the results which may be obtained in the future. While the underlying pro forma adjustments are intended to provide a reasonable basis for presenting the significant financial effects directly attributable to the Acquisition, they are preliminary and are based on currently available financial information and certain estimates and assumptions which we believe to be reasonable. The actual adjustments to our consolidated financial statements will be determined as of and subsequent to the closing date. Therefore, it is expected that the actual adjustments will differ from the pro forma adjustments, and the differences may be material.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies followed in preparing the unaudited pro forma condensed combined financial statements are those used by Chesapeake Utilities as set forth in the audited historical financial statements and notes of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2022, as filed February 22, 2023, and in the unaudited historical interim financial statements and notes of the Company included in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2023, as filed November 2, 2023. The unaudited pro forma condensed combined financial statements reflect any adjustments known at this time to conform FCG’s historical financial information to the Company’s significant accounting policies based on the Company’s review of FCG’s summary of significant accounting policies, as disclosed in the FCG historical financial statements referenced herein and included as Exhibits 99.1 and 99.2 in the Current Report on Form 8-K filed by the Company on November 9, 2023, and discussions with FCG’s management. Additional differences may be identified upon a more comprehensive comparison and assessment and as the Company integrates FCG into its legacy operations.

NOTE 3. PRELIMINARY PURCHASE PRICE AND PURCHASE PRICE ALLOCATION

The preliminary purchase price for the Acquisition was as follows:

(in thousands, except offer price)
Total shares of Chesapeake Utilities common stock issued	4,439
Offer price of Chesapeake Utilities common stock on November 9, 2023	$85.50
Equity portion of purchase price	$366,417
Issuance of long-term debt	547,143
Short-term borrowings under the Revolver	9,883

Total	$923,443

Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of FCG are recorded at fair value on the acquisition date and added to those of the Company. The pro forma adjustments included herein are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effects of the acquisition between the Company and FCG. Significant portions of FCG’s operations are subject to the rate regulation by the Florida Public Service Commission. The carrying values of the assets and liabilities subject to regulatory accounting under U.S. GAAP, including property, plant and equipment, are considered to approximate the fair values.

The final determination of the preliminary purchase price allocation will be based on the net assets acquired as of the acquisition date and will depend on a number of factors, which cannot be predicted with any certainty at this time. The preliminary purchase price allocation may change based on the receipt of more detailed information. Accordingly, this allocation is preliminary and subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurance that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

The following table provides a summary of the preliminary allocation of the purchase price to the identifiable tangible and intangible assets acquired and liabilities assumed of FCG, based on FCG’s balance sheet at September 30, 2023, with all excess value over consideration paid recorded as goodwill.

(in thousands)
Total current assets	$22,732
Property, plant and equipment	492,391
Goodwill	463,060
Regulatory assets	3,636

Other deferred charges and other assets, including intangible assets	24,416

Total assets	1,006,235

Total current liabilities	30,334
Regulatory liabilities	52,117
Deferred credits and other liabilities	341

Total liabilities	82,792

Total purchase price	$923,443

NOTE 4. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The following pro forma adjustments were based on the historical financial information and preliminary estimates and assumptions, both as described above and which are subject to change as additional information is obtained:

a	Reflects property, plant and equipment with a net book value of $9.5 million related to software that was excluded from the Acquisition and retained by FPL.

b	Reflects a reduction in FCG’s cash balance to the minimum cash amount of $2.0 million as defined in the Purchase Agreement.

c	Reflects $0.2 million of affiliated accounts receivable at September 30, 2023 which was an asset excluded from the Acquisition and retained by FPL.

d	Represents the excess of the Company’s purchase price of $923.4 million over the estimated fair values of assets acquired and liabilities assumed.

e	Reflects estimated working capital adjustments that in accordance with the Purchase Agreement were treated as an adjustment to the Acquisition purchase price.

f

Reflects $43.8 million in right of use assets and lease liabilities associated with long-term transportation service agreements between FCG and Peninsula Pipeline Company (“PPC”), a wholly owned subsidiary of the Company. Upon closing of the Acquisition, these agreements have been classified as affiliate transactions and the associated assets and liabilities are being eliminated in the Company’s consolidated balance sheet.

g	Reflects $4.9 million of prepaid pension expenses that were excluded from the Acquisition.

h	Reflects FCG’s $0.2 million unamortized loss on reacquired debt which was excluded from the Acquisition.

i

Reflects transaction fees associated with the Company’s receipt of the $965 million bridge loan facility which was not required to be drawn upon to finance the acquisition that are being reclassified to expense in accordance with the accounting rules prescribed by U.S. GAAP.

j

Reflects the Company’s debt and equity financings related to the Acquisition and the associated transaction-related costs including: $550.0 million of new long-term debt, the issuance of 4.4 million shares of Chesapeake Utilities Corporation common stock, and $16.3 million of new short-term borrowings under the Company’s Revolver.

k

Represents $13.1 million of fees associated with the November 2023 issuance of 4.4 million shares of the Company’s common stock to finance the Acquisition. The Company received $366.4 million of net proceeds from the common stock issuance after underwriting discounts, commissions and expenses.

l	Reflects the elimination of FCG’s stockholder’s equity.

m

Represents $10.6 million of total non-recurring direct incremental transaction-related expenses expected to be incurred in connection with the Acquisition, which would reduce deferred income tax liabilities by $2.7 million, including but not limited to, legal, consulting, audit and financing fees. These expenses are reflected as an adjustment to retained earnings, less income tax effects, on the unaudited pro forma condensed combined balance sheet at September 30, 2023.

n

Represents $2.9 million of debt issuance costs that have been reflected as a reduction to the Company’s issuance of long-term debt to finance the Acquisition. The Company issued $550.0 million in new long-term notes in November 2023 at an average interest rate of 6.54 percent.

o	Reflects $156.3 million of affiliated debt of FCG that was settled prior to the closing of the Acquisition.

p	Reflects $3.3 million of affiliated accounts payable that was settled prior to the closing of the Acquisition.

q

As defined in the Purchase Agreement, the Company and FCG have elected to apply the provision of Section 338(h)(10) of the IRC, which recharacterizes the stock purchase as an asset purchase for federal tax purposes. The Company received a tax basis in the acquired assets equal to the purchase price and will depreciate the assets at their purchased value and goodwill recorded in connection with the Acquisition will be amortized for tax purposes over the next 15 years. As a result, FCG’s deferred tax asset related to tax reform legislation was the only deferred tax balance transferred to the Company with the Acquisition.

r

Represents $0.9 million of interest expense associated with long-term transportation service agreements between FCG and PPC, a wholly owned subsidiary of the Company. Upon closing of the Acquisition, these agreements have been classified as affiliate transactions and the associated revenues and expenses are being eliminated in the Company’s consolidated results.

s

Represents $1.0 million of depreciation expense associated with long-term transportation service agreements between FCG and PPC, a wholly owned subsidiary of the Company. Upon closing of the Acquisition, these agreements have been classified as affiliate transactions and the associated revenues and expenses are being eliminated in the Company’s consolidated results.

t	Reflects $0.4 million of pension expenses related to benefit plan obligations that were excluded from the Acquisition.

u	Reflects $0.7 million of depreciation expense related to software that was excluded from the Acquisition and retained by FPL.

v	Reflects $5.5 million of interest expense related to outstanding debt of FCG that was settled prior to the Acquisition.

w

Reflects a $27.0 million net increase to interest expense resulting from the Company’s issuance of long-term debt to finance the Acquisition. The Company issued $550.0 million in new long-term notes in November 2023 at an average interest rate of 6.54 percent.

x

Reflects a $0.8 million increase in interest expense resulting from incremental borrowings under the Company’s Revolver at an interest rate of 6.17 percent. Such incremental borrowings were used to finance the Acquisition and pay certain transaction-related expenses in connection with the Acquisition and related financing activities.

y	Reflects the income tax effects of pro forma adjustments based on the Company’s blended federal and state effective tax rate for the nine months ended September 30, 2023.

z	Reflects the 4.4 million shares of the Company’s common stock issued in November 2023 to finance the Acquisition.

aa

Represents $0.3 million of interest expense associated with long-term transportation service agreements between FCG and PPC, a wholly owned subsidiary of the Company. Upon closing of the Acquisition, these agreements have been classified as affiliate transactions and the associated revenues and expenses are being eliminated in the Company’s consolidated results.

ab

Represents $0.5 million of depreciation expense associated with long-term transportation service agreements between FCG and PPC, a wholly owned subsidiary of the Company. Upon closing of the Acquisition, these agreements have been classified as affiliate transactions and the associated revenues and expenses are being eliminated in the Company’s consolidated results.

ac	Reflects $1.0 million of pension expenses related to benefit plan obligations that were excluded from the Acquisition.

ad	Reflects $0.8 million of depreciation expense related to software that was excluded from the Acquisition and retained by FPL.

ae	Reflects $6.2 million of interest expense related to outstanding debt of FCG that was settled prior to the Acquisition.

af

Reflects a $36.0 million net increase to interest expense resulting from the Company’s issuance of long-term debt to finance the Acquisition. The Company issued $550.0 million in new long-term notes in November 2023 at an average interest rate of 6.54 percent.

ag

Reflects a $1.0 million increase in interest expense resulting from incremental borrowings under the Company’s Revolver at an interest rate of 6.17 percent. Such incremental borrowings were used to finance the Acquisition and pay certain transaction-related expenses in connection with the Acquisition and related financing activities.

ah	Reflects the income tax effects of pro forma adjustments based on the Company’s blended federal and state effective tax rate for the year ended December 31, 2022.

ai	Reflects the 4.4 million shares of the Company’s common stock issued in November 2023 to finance the Acquisition.